EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-__________) of our report dated March 19, 1998, except
Note 18, as to which the date is April 2, 1998, on our audits of the consolidated financial statements of Black Warrior Wireline Corp. and Subsidiaries; our report dated March 16, 1998, on our audits of the consolidated financial statements of Phoenix Drilling Services, Inc. (domestic operations only); our report dated October 9, 1997, on our audits of the financial statements of Diamondback Directional, Inc.; our report dated July 15, 1997, on our audits of the financial statements of Petro-Log, Inc.; and our report dated January 20, 1997, on our audits of the financial statements of DynaJet, Inc.

     We also consent to the reference to our firm under the caption "Experts."

                                                     COOPERS & LYBRAND, L.L.P.

Birmingham, Alabama
June 3, 1998